UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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The WhiteWave Foods Company

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Original Proxy Statement”) filed with the Securities and Exchange Commission on April 1, 2014 by The WhiteWave Foods Company (the “Company”) for its 2014 Annual Meeting of Stockholders to be held on May 15, 2014. The purpose of the Amendment is to correct a typographical error in Annex A to the Original Proxy Statement and to file a revised version of Annex A. Specifically, in the first sentence of the first paragraph of Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation as proposed to be amended as shown in Annex A to the Original Proxy Statement, the number “1,870,000” is incorrect and should read “1,870,000,000.” A revised version of Annex A is attached hereto. This is the version of Annex A that the Company’s stockholders will vote on pursuant to Proposal 2 of the Original Proxy Statement at the Company’s 2014 Annual Meeting of Stockholders. All other items of the Original Proxy Statement remain unchanged and are incorporated herein by reference without changes.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 15, 2014

WhiteWave’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2013 are available at www.whitewave.com.

Annex A

Proposed Amendments to Article FOURTH of our Amended and Restated Certificate of Incorporation

Prompted by the Conversion of our Class B Common Stock

Proposed additions are indicated by bold underlining and proposed deletions are indicated by overstriking. Note that the changes shown in this Annex A are limited to those changes that would be implemented if stockholders approve Proposal 2. Additional changes to the Amended and Restated Certificate of Incorporation would be implemented if stockholders approve Proposal 3.

FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,045,000,000 1,870,000,000 shares, consisting of (i) 1,700,000,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 175,000,000 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iiiand (ii) 170,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A. Common Stock.

1. Ranking. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, shall be in all respects identical, except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”). The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”):

a. with respect to any actions of stockholders for which a record date was fixed each share of Class A Common Stock outstanding on any such record date shall be entitled to one vote and each share of Class B Common Stock outstanding on any such record date shall, subject to adjustment as set forth in Section A(6)(d) below, be entitled to 10 votes;

b. the holders of Class A Common Stock and the Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation;

c. holders of Common Stock shall be entitled to cast votes in person or by proxy in the manner and to the extent permitted under the Amended and Restated By-laws of the Corporation (the “By-laws”); and

(d) notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) so long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast by the then-

outstanding shares of Class A Common Stock, amend, alter or repeal (whether by merger or otherwise) any provision of this Certificate of Incorporation so as to affect adversely the relative powers, special rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock and (ii) so long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast by the then-outstanding shares of Class B Common Stock, amend, alter or repeal (whether by merger or otherwise) any provision of this Certificate so as to affect adversely the relative powers, special rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock as compared to those of the Class A Common Stock; provided that, for the foregoing purposes, any alteration or change with respect to, and any provision for, the voluntary, mandatory or other conversion of the Class B Common Stock into or for Class A Common Stock on a one-for-one basis shall be deemed not to adversely affect the rights of the Class A Common Stock; and

d. (e) notwithstanding any other provision of this Certificate of Incorporation to the contrary, (i) the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL and (ii) the holders of any class of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of another outstanding class of Common Stock if the holders of such affected class are entitled to vote thereon as a separate class pursuant to this Certificate of Incorporation or the DGCL.

3. Dividends; Changes in Common Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in shares of Class B Common Stock, as the case may be, or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or shares of Class B Common Stock, such dividends shall be declared at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock. and Distributions. Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board from time to time out of assets or funds of the Corporation legally available therefor.

If the Corporation in any manner subdivides or combines the then-outstanding shares of Class B Common Stock, the then-outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the then-outstanding shares of Class A Common Stock, the then-outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

4. Liquidation. Subject to the rights of the holders of Preferred Stock and without limiting the generality of Section A(1) above, shares of Class A Common Stock and Class B Common Stock shall rank pari passu with each other as to any distribution of assets, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the shares of Common Stock shall be entitled to share ratably in any distribution of assets of the Corporation available for distribution to its stockholders. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person (which shall be subject to Section A(5)) or a sale, lease, exchange or conveyance of all or a part of its assets.

5. Reorganization or Merger. Subject to the rights of the holders of Preferred Stock, in case of any reorganization, consolidation, share exchange or merger of the Corporation with or into another person or persons in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including cash). In the event that the holders of shares of Class A Common Stock or shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock are granted substantially identical election rights, as the case may be.

6. Conversion of Class B Common Stock.

(a) Each record holder of shares of Class B Common Stock may, at the option of such holder, convert, at any time and from time to time, any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates, if any, or delivering an affidavit of lost certificate, for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder delivered to the Corporation at its registered office in the State of Delaware or its principal place of business stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock (including, but not limited to, for the purpose of the sale, distribution or other disposition of such shares of Class A Common Stock), and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named in such notice. Such notice shall set forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates, if any, therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date such notice is delivered to the Corporation in accordance with this Section 6.

(b) Each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by a DFC Entity.

(c) Each outstanding share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock at the close of business on the date on which the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock beneficially owned by DFC Entities represents less than 50% of the aggregate number of shares of the then-outstanding Common Stock.

(d) Notwithstanding the foregoing Sections A(6)(a), A(6)(b) or A(6)(c), if DFC Entities transfer all or any portion of the Class B Common Stock to DFC stockholders in connection with a transaction intended to qualify for non-recognition of gain and loss under Section 355 of the Internal Revenue Code (or any corresponding provisions of any successor statute) (a “Distribution”), the distributed shares of Class B Common Stock shall not be converted into Class A Common Stock as a result of such Distribution and shall no longer be convertible into Class A Common Stock, whether automatically, at the election of the holder of the Class B Common Stock, or otherwise (except as hereinafter set forth in this Section A(6)(d)), provided, however, that, subject to the third to last sentence of this Section A(6)(d), the number of votes that each share of Class B Common Stock is entitled to cast pursuant to Section A(2)(a) above on either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation may, effective upon such Distribution, be reduced to any whole number as may be determined by the Board that is less than ten (10) (but not lower than one) and that would permit such Distribution to qualify as tax-free under Section 355 of the Internal Revenue Code, provided that the following conditions have been satisfied prior to the effectiveness of such Distribution: (i) the Board shall have adopted a resolution setting forth the number of votes each share of Class B Common Stock shall be entitled to cast with respect to the election and removal of directors and the number of votes each share of Class B Common Stock shall be entitled to cast with respect to all matters other than the election and removal of directors presented to the stockholders of the Corporation; (ii) the Board shall have received prior written consent from DFC in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Distribution under Section 355 of the Internal Revenue Code and any disposition of Class A Common Stock to DFC creditors (including creditors of a DFC subsidiary) intended to qualify as tax-free under Section 361(c) of the Internal Revenue Code (the “Tax-Free Transactions”); and (iii) the Corporation shall have publicly announced such voting rights by press release. Subject to the third to last sentence of this Section A(6)(d), if any or all of such conditions shall not have been satisfied with respect to either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation, prior to the effectiveness of such Distribution, then, from and after such Distribution, each share of Class B Common Stock shall continue to be entitled to cast ten (10) votes with respect to either or both of (x) the election and removal of directors or (y) all matters other than the election and removal of directors presented to the stockholders of the Corporation, as the case may be (except to the extent the voting rights of the Class B Common Stock have been otherwise modified or amended in accordance with the provisions of this Certificate of Incorporation). For the purposes of this Section A, a Distribution shall be deemed to have occurred at the time the shares are first transferred to stockholders of DFC following receipt of a certificate described in Section A(6)(h)(ii) below. At any time following such Distribution, subject to Board approval thereof, the Corporation may submit for stockholder approval, subject to the conditions set forth below, a proposal to convert all outstanding shares of Class B Common Stock into shares of Class A Common Stock; provided, however, that the Corporation has received an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service, in either case satisfactory to DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions (and in determining whether an opinion or ruling is satisfactory, DFC may consider, among other factors, the appropriateness of any underlying assumptions and representations if used as a basis for the opinion or ruling, and DFC may determine that no opinion or ruling would be acceptable to DFC), to the effect that such conversion will not affect the tax-free treatment of the Tax-Free Transactions. If such an opinion or ruling is received, approval of such conversion may be submitted to a vote of the holders of the Common Stock. Approval of such conversion shall require the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and the affirmative vote of a majority of the votes cast by the holders of the Class B Common Stock, voting as separate classes, unless the Board (i) has determined approval of such conversion by the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class, would not affect the tax-free treatment of the Tax-Free Transactions, subject to the receipt by the Board of an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service regarding such tax-free treatment of the Tax-Free Transactions, and (ii) shall have received prior written consent from DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions, in which case neither class of Common Stock shall be entitled to a separate class vote. If the Class A Common Stock and Class B Common Stock vote together as a single class on such conversion, each share of Class A Common Stock and Class B Common Stock shall be entitled to the votes as determined in accordance with Section A(2)(a) of this Certificate of Incorporation, including any adjustment pursuant to the first sentence of this Section A(6)(d), unless the Board (i) has determined that providing each share of Class A Common Stock and Class B Common Stock with one vote per share would not affect the tax-free treatment of the Tax-Free Transactions, subject to the receipt by the Board of an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service regarding such tax-free treatment of the Tax-Free Transactions, and (ii) shall have received prior written consent from DFC, in its sole and absolute discretion, which shall be exercised in good faith solely to preserve the tax-free status of the Tax-Free Transactions, in which case each share of Class A Common Stock and Class B Common Stock will have one vote per share on such matter. Such conversion shall be effective on the close of business on the date on which such proposal is approved by the stockholders of the Corporation. In the event of any Distribution, any outstanding shares of Class B Common Stock that are not distributed in such Distribution shall automatically convert into shares of Class A Common Stock in accordance with the terms of this Certificate of Incorporation upon such Distribution.

(e) The Corporation shall provide notice of (i) any automatic conversion of outstanding shares of Class B Common Stock to holders of record of such shares of Class A Common Stock resulting from the conversion pursuant to Section A(6)(b) above as soon as practicable following such conversion; and (ii) any automatic conversion of all outstanding shares of Class B Common Stock pursuant to Section A(6)(c) above to all holders of record of such shares of Class B Common Stock as soon as practicable following such conversion; provided, however, that in the case of conversion as described in clause (ii) the Corporation may satisfy such notice requirements by providing such notice prior to such conversion. Such notice shall be provided by any means then permitted by the DGCL; provided further, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock.

(f) Immediately upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Article, the rights of such holders of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion subject to the following sentence. Any dividend which may have been declared on shares of Class B Common Stock which have been converted into shares of Class A Common Stock pursuant to the provisions of this Article, and for which the record date or payment date of such dividend is subsequent to such conversion date, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend that shall have been declared on such shares payable in shares of Class B Common Stock (or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock) shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock (or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock).

(g) Prior to a Distribution of any shares of Class B Common Stock, holders of such shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer that meets the qualifications of Section A(6)(h) below; or (ii) convert any or all of such shares of Class B Common Stock into shares of Class A Common Stock (including, but not limited to, for the purpose of the sale or other disposition of such shares of Class A Common Stock to any person) as provided in Section A(6)(a) above. Prior to a Distribution of any shares of Class B Common Stock, no one other than persons in whose names such shares of Class B Common Stock become registered on the stock ledger of the Corporation, or transferees or successive transferees who receive such shares of Class B Common Stock in connection with a transfer meeting the qualifications set forth in Section A(6)(h) below, shall have the status of a record owner or holder of such shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of such shares of Class B Common Stock.

(h) Prior to a Distribution of any shares of Class B Common Stock, such shares of Class B Common Stock shall be transferred on the books of the Corporation upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of proper transfer documents, accompanied by a certificate stating either that (i) such transfer is to any DFC Entity or (ii) such transfer is to the stockholders or creditors of DFC in connection with a Distribution.

(i) Prior to a Distribution of any shares of Class B Common Stock, every certificate representing such shares of Class B Common Stock, if any, shall bear a legend on its face reading as follows:

“THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS PRESCRIBED IN SUCH ARTICLE IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN SECTION A(6) IN ARTICLE FOURTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION CONVERT SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.”

Upon and after the transfer of any shares of Class B Common Stock in a Distribution, certificates for such shares of Class B Common Stock, if any, shall no longer bear the legend set forth above.

(j) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

B. Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

a. the designation of the series, which may be by distinguishing number, letter or title;

b. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

c. the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

d. the dates on which dividends, if any, shall be payable;

e. the redemption rights and price or prices, if any, for shares of the series;

f. the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

g. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

h. whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

i. restrictions on the issuance of shares of the same series or any other class or series;

j. the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

k. any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

C. Reclassification.

2. Reclassification. Immediately upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Corporation (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one share of Class B Common Stock (the “Reclassification”).

3. Certificates. The Reclassification shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing Class B Common Stock. Each certificate outstanding immediately prior to the Effective Time representing shares of Old Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing such shares of Class B Common Stock, automatically represent from and after the Effective Time the number of shares of Class B Common Stock prescribed by Section C(1) above.

4. Status. The Corporation shall not close its books against the transfer of Old Common Stock in any manner that interferes with the Reclassification. All shares of Class B Common Stock outstanding by operation of the Reclassification shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

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